Exhibit 10.2

RESTRICTED STOCK AGREEMENT

UNDER THE THIRD AMENDED AND RESTATED

WESTWOOD HOLDINGS GROUP, INC. STOCK INCENTIVE PLAN

WHEREAS, WESTWOOD HOLDINGS GROUP, INC., a Delaware corporation (the “Company”), previously established the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”); and

WHEREAS, this RESTRICTED STOCK AGREEMENT (the “Agreement”), is made effective as of the 28th day of March, 2015, between the Company and Brian O. Casey (the “Employee”), and sets forth the terms of the Restricted Shares (as defined below) issued to Employee pursuant to the Plan’s terms; and

WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) has determined that it is in the best interests of the Company to establish a qualifying performance-based vesting formula for the Restricted Shares to qualify for an exemption from the limits on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, at its meeting on March 28, 2015, the Committee approved the material terms of the performance-based vesting for the Restricted Shares; and

WHEREAS, all of the terms and provisions of the Plan are incorporated herein by reference and made a part hereof, and all capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Grant of Restricted Stock. The Company hereby grants to Employee, on the terms and conditions hereinafter set forth, 35,000 shares of the presently authorized but unissued Common Stock, $.01 par value per share, of the Company (the “Restricted Stock”).

2.	Issue Date and Performance Vesting Terms.

A.	The Issue Date of the Restricted Stock shall be March 28, 2015.

B.	The Restricted Stock granted to Employee hereunder, subject to the other terms and conditions set forth herein, shall become vested on or before March 1, 2016, provided that the performance goal for the fiscal year 2015 has been met. The performance goal, as set by the Committee in the first quarter of 2015, shall be “adjusted pre-tax income” of not less than $46,000,000 representing a five-year compound annual growth rate of 10% over 2010 adjusted pretax income.

C.

Vesting of the Restricted Stock for the year shall only occur following certification by the Committee of the achievement of the related performance goal. For purposes of this Agreement, “adjusted pre-tax income” is determined based on the Company’s 2015 audited financial statements and equals the Company’s income before income tax, increased by the expenses incurred for the year (a) for the annual cash incentive awards earned by Messrs. Casey and Freeman and one other employee, (b) for incentive compensation for all other Company employees, (c) for performance-based restricted stock awards to Company employees (including Messrs. Casey and Freeman) and (d) mutual fund awards. Adjusted pre-tax income excludes start up, non-recurring, and similar expense items.

D.	Upon the death of the Employee, all of the Restricted Stock shall become 100% vested, effective upon the date of death. Upon termination of employment of Employee (for any reason other than death), any shares of Restricted Stock that have not vested shall be forfeited to the Company without consideration; provided, however, that Employee’s Employment Agreement may provide other terms applicable to the vesting of such unvested shares of Restricted Stock in the event of the termination of Employee’s employment.

3.	Employment of Employee. As an inducement to the Company to issue the Restricted Stock to Employee, and as a condition thereto, Employee acknowledges and agrees that, without limitation of his rights under any employment agreement with the Company, neither the issuance of the Restricted Stock to Employee nor any provision contained herein shall entitle Employee to remain in the employment of the Company or its affiliates or affect the right of the Company to terminate Employee’s employment at any time.

4.	Restrictions on Transfer.

A.	Under no circumstances shall any sale or other transfer of any shares of Restricted Stock be valid unless and until the shares proposed to be sold or transferred are fully vested.

B.	The spouse of Employee shall execute a signature page to this Agreement as of the date hereof and agree to be bound in all respects by the terms hereof to the same extent as Employee. The spouse further agrees that should she predecease Employee or become divorced from Employee, any of the shares of Restricted Stock which such spouse may own or in which she may have an interest shall remain subject to this Agreement.

5.	Notices; Deliveries. Any notice or delivery required to be given under the terms of this Agreement shall be addressed to the Company at its principal office, and any notice or delivery to be given to Employee shall be addressed to him at the address given by him and appearing in the Company’s records or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

6.	Disputes. As a condition of the granting of the Restricted Stock hereby, Employee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Company’s Board of Directors in its sole discretion and judgment, and that any such determination and any interpretation by the Board of Directors of the terms of this grant of Restricted Stock shall be final and shall be binding and conclusive, for all purposes, upon the Company, Employee, his heirs and personal representatives.

7.	Restricted Stock Subject to Plan. The Restricted Stock granted hereby is subject to the Plan. If a conflict exists between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

8.	Miscellaneous.

A.	Employee hereby agrees that (i) Employee is acquiring the Restricted Stock for investment purposes and not with a view to the resale or distribution thereof; (ii) the Company may withhold from Employee any payment or consideration to be paid to Employee by the Company, any tax which the Company believes is required to be withheld with respect to any benefit under the Plan or this Restricted Stock Agreement, and to hold as security for the amount to be withheld any property otherwise distributable to Employee under the Plan until the amounts required to be withheld have been so withheld; and (iii) Employee will make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements.

B.	If any party to this Agreement so required under this Agreement fails or refuses to comply with the provisions of this Agreement, then in addition to any other remedies provided by law or this Agreement, the party affected thereby may institute and maintain a proceeding to compel the specific performance of this Agreement by the party so defaulting.

C.	Within 30 days after the date of this Agreement, Employee may make an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder.

D.	This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

E.	The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas.

F.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which collectively shall constitute a single instrument.

G.	If any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

IN WITNESS WHEREOF, the Company has, effective as of the date and place first above written, caused this Agreement to be executed on its behalf by its authorized officer and Employee has hereunto set his hand as of the 2nd day of April 2015.

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ Tiffany B. Kice
Name:	Tiffany B. Kice
Chief Financial Officer

EMPLOYEE SIGNATURE PAGE

TO RESTRICTED STOCK AGREEMENT

Employee Name:	BRIAN O. CASEY

Signature	/s/ Brian O. Casey

I, the undersigned, being the spouse of the above-named Employee, hereby acknowledge that I have read and understand the foregoing Restricted Stock Agreement under the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, and I agree to be bound by the terms thereof.

Spouse Name:	MERIDITH CASEY

Signature	/s/ Meridith Casey